NUMBER
****

SHARES
****

CUSIP XXXXXXXXX

PREFERRED STOCK



E*HEDGE FINANCIAL HOLDING CORP.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
8.50% NON-CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK, SERIES A
$0.001 PAR VALUE

THIS CERTIFIES THAT *******

Is The Owner Of *******

FULLY PAID AND NON-ASSESSABLE SHARES OF PREFERRED STOCK OF

E*Hedge Financial Holding Corp.

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: *******

COUNTERSIGNED AND REGISTERED:
Computershare Trust Company
Transfer Agent and Registrar

By: ______________________

AUTHORIZED SIGNATURE

Devon Parks

PRESIDENT